Exhibit 10.4

FORM OF NON-RESTRICTED SHARE AWARD AGREEMENT

UNDER THE AAC HOLDINGS, INC.

2007 STOCK INCENTIVE PLAN

(Employee)

Name of Grantee:

No. of Shares:

Grant Date:

Pursuant to the AAC Holdings, Inc. 2007 Stock Incentive Plan (as amended from time to time, the “Plan”), American Addiction Centers, Inc., formerly known as Forterus, Inc., formerly known as Mezey Howarth Racing Stables, Inc., and formerly known as MH 1, Inc. (the “Company”) hereby grants (the “Agreement”) to the individual named above (the “Grantee”) the number of non-restricted Shares specified above (the “Shares”), subject to the restrictions and conditions set forth in this Agreement and the Plan. The Company acknowledges the receipt from the Grantee of consideration with respect to the par value of the Shares in the form of cash, past or future services rendered to the Company by the Grantee, or such other form of consideration as is acceptable to the Board of Directors of the Company (the “Board”). Capitalized terms in this Agreement shall have the meanings specified in the Plan, unless a different meaning is specified herein.

1. Grantee’s Rights. The Grantee shall have no rights with respect to this Agreement unless he or she shall have accepted this Agreement by signing and delivering to the Company a copy of this Agreement. As soon as practicable following the Company’s receipt of this executed Agreement, a stock certificate representing the number of Shares granted under this Agreement shall be registered in the name of the Grantee and delivered to the Grantee. Thereupon, the Grantee shall have all the rights of a stockholder with respect to such Shares, including voting and dividend rights.

2. Restrictions and Conditions. Any certificates for Restricted Shares granted herein shall bear an appropriate legend, as determined by the Board in its sole discretion, to the effect that such shares are subject to restrictions as set forth herein.

3. Incorporation of Plan. Notwithstanding anything herein to the contrary, the Restricted Shares shall be subject to and governed by all the terms and conditions of the Plan.

4. No Obligation to Continue Employment. The Company is not obligated by or as a result of this Agreement to continue the Grantee in employment and this Agreement shall not interfere in any way with the right of the Company to terminate the employment of the Grantee at any time.

5. Electronic Consent. The Company may choose to deliver certain statutory materials relating to the Agreement in electronic form. By accepting the Restricted Shares, the Grantee agrees that the Company may deliver these materials in an electronic format. If at any time the Grantee would prefer to receive paper copies of these documents, as the Grantee is entitled to, the Company will provide paper copies upon written request by the Grantee to the Secretary of the Company.

6. Lock-Up Agreement. Grantee hereby agrees that, if requested by the Company and a managing underwriter in connection with any firmly underwritten public offering of the Company’s Shares registered under the Securities Act of 1933, as amended, Grantee will not, without the prior written consent of the Company and such managing underwriter, during the period commencing on the date of the final prospectus relating to such registered public offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock or other securities of the Company, including the Restricted Shares, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such shares of capital stock or other securities of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of such shares of capital stock or other securities, in cash or otherwise.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has executed this Agreement on and as of the day and year first above written.

AMERICAN ADDICTION CENTERS, INC.

By:
Name:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated:
Grantee’s Signature

Grantee’s Name

Grantee’s Address:

3